UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2016

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota 55441

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (763) 551-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Effective as of February 24, 2016, Christopher & Banks Corporation (the “Company”) and LuAnn Via, the Company’s President and Chief Executive Officer, entered into Amendment No. 1 (“Amendment No. 1”) to her amended and restated employment agreement (the “Amended Agreement”).

As provided in Amendment No. 1: (i) the Company and Ms. Via have extended the term of the Agreement from January 28, 2017, to July 29, 2017 (the last day of the Company’s second quarter for fiscal 2017); (ii) the Amended Agreement shall automatically renew through February 3, 2018 (the end of the Company’s 2017 fiscal year) unless one party provides the other with written notice to terminate the Amended Agreement ninety (90) or more days prior to July 29, 2017 or, after such automatic renewal, prior to February 3, 2018; and (iii) the number of days of vacation Ms. Via is entitled to in a calendar year was changed from thirty (30) to forty (40).

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amendment No. 1, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Amendment No. 1 to the Amended and Restated Employment Agreement between Christopher and Banks Corporation and LuAnn Via effective as of February 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: February 25, 2016	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
February 24, 2016	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Amendment No. 1 to the Amended and Restated Employment Agreement between
Christopher & Banks Corporation and LuAnn Via effective as of February 24, 2016.